QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 8, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pinduoduo Inc.
(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	5961 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

28/F, No. 533 Loushanguan Road, Changning District
Shanghai, 200051
People's Republic of China
+86 21-52661300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 302-738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road Central Hong Kong +852 3740-4700	David T. Zhang, Esq. Steve Lin, Esq. Kirkland & Ellis International LLP c/o 26/F, Gloucester Tower, The Landmark 15 Queen's Road Central, Hong Kong +852 3761-3300

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-229523

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☐

            If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee

Class A ordinary shares, par value US$0.000005 per share(1)	14,476,200	US$6.75	US$97,714,350	US$11,842.98

(1)
American depositary shares issuable upon deposit of Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-226185). Each American depositary share represents four Class A ordinary shares.

(2)
Includes Class A ordinary shares that are issuable upon the exercise of the underwriters' option to purchase additional shares. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act,, based on the average of the high and low trading prices on February 7, 2019 of the Registrant's American depositary shares listed on the Nasdaq Global Select Market, each representing four Class A ordinary shares of the Registrant..

            The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

 EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-229523) initially filed by Pinduoduo Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on February 5, 2019, which was declared effective by the Commission on February 7, 2019, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto.

2

 PINDUODUO INC.

Exhibit Index

Exhibit Number	Description of Document
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered
23.1	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
24.1
Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Pinduoduo Inc. (File No. 333-229523) initially filed with the Securities and Exchange Commission on February 5, 2019)

3

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on February 8, 2019.

PINDUODUO INC.
By:	/s/ ZHENG HUANG
	Name:	Zheng Huang
	Title:	Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ ZHENG HUANG Zheng Huang		Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 8, 2019
/s/ TIAN XU Tian Xu		Vice President of Finance (Principal Financial and Accounting Officer)	February 8, 2019
* Haifeng Lin		Director	February 8, 2019
* Zhen Zhang		Director	February 8, 2019
* Nanpeng Shen		Director	February 8, 2019
* Qi Lu		Director	February 8, 2019
* George Yong-Boon Yeo		Director	February 8, 2019
By	/s/ ZHENG HUANG Zheng Huang Attorney-in-fact

4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Pinduoduo Inc. has signed this registration statement or amendment thereto in Newark, Delaware, United States of America on February 8, 2019.

Authorized U.S. Representative
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director

5

QuickLinks

EXPLANATORY NOTE
PINDUODUO INC. Exhibit Index
SIGNATURES